Exhibit 99 of the Form S-1 Registration Statement – Daily Adjustment Calculation

We designed the Daily Adjustment to provide an Index Option Value for each Index Option on Business Days other than the Term Start Date or Term End Date. The Daily Adjustment approximates the Performance Credit that will be available on the Term End Date, adjusting for:
(i) any Index gains during the Term subject to the Cap, and/or Participation Rate,
(ii) any Index losses greater than the 10%, 20% or 30% Buffer, and
(iii) the number of days until the Term End Date.
The Daily Adjustment formula has two primary components: (i) the change in Proxy Value, and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credits on the Term End Date taking into account any applicable Buffer, Cap, and/or Participation Rate. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index Values and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer. The Daily Adjustment for Index Options with a Term length of more than 1-year may be more negatively impacted by changes in the expected volatility of Index Values than 1-year Term Index Options due to the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for Index Options with a Term length of more than 1-year than for 1-year Term Index Options with the same Buffer because the Buffer is exposed to a longer time period. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year or 6-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term.
DAILY ADJUSTMENT FORMULA
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 - time remaining during the Term)
CALCULATING CHANGE IN PROXY VALUE
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment on the Term Start Date (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the Term Start Date.
The Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains subject to any Participation Rate up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the Buffer. It is important to note that the out-of-the-money put will almost always reduce the Proxy Value, even when the current Index Value on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index Value on a Business Day is lower than the Index Value on the Term Start Date. For purposes of the Proxy Value formula the value of the out‑of‑the‑money call will be zero if an Index Option is uncapped.
                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

DERIVATIVE DESCRIPTIONS
At-the-money call (AMC)
This is an option to buy a position in the Index on the Term End Date at the strike price of one. On a Term End Date the AMC’s value is equal to the  Index Value on the Term End Date divided by the Index Value on the Term Start Date, then minus one, the difference being no less than zero.
Out-of-the-money call (OMC)
This is an option to buy a position in the Index on the Term End Date at the strike price of (one plus the Cap, or one plus the Cap divided by the Participation Rate for Index Options with a Participation Rate). On a Term End Date the OMC’s value is equal to the Index Value on the Term End Date divided by the Index Value on the Term Start Date, then minus the sum of (one plus the Cap, or one plus the Cap divided by the Participation Rate for Index Options with a Participation Rate), the difference being no less than zero. For purposes of the Proxy Value formula if an Index Option is uncapped the OMC will be zero.
Out-of-the-money-put (OMP)
This is an option to sell a position in the Index on the Term End Date at the strike price of (one minus the Buffer). On a Term End Date the OMP’s value is equal to one minus the Buffer, then minus the quotient of the Index Value on the Term End Date divided by the  Index Value on the Term Start Date, the difference being no less than zero.
CALCULATING PROXY INTEREST
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the Term Start Date. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Term to zero. The formula for proxy interest involves the calculation of: (i) the beginning Proxy Value, and (ii) the time remaining during the Term. The time remaining during the Term is equal to the number of days remaining in the Term divided by the Term length. The Term length is equal to the number of days from the Term Start Date to the Term End Date. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
PROXY VALUE CALCULATION
Throughout the Term, on Business Days other than the Term Start Date or Term End Date, we calculate each hypothetical derivative daily using a fair market value methodology. The purpose of this calculation is to determine the market value of your allocation. Changes in Proxy Value inputs can result in a negative Daily Adjustment even with a positive return in the Index.
PROXY VALUE INPUTS
Term TD return – The Index Value at the end of the current Business Day divided by the Index Value on the Term Start Date, minus one and expressed as a percent. The Index Values are provided daily by Bloomberg or another market source.
Dividend yield – The expected dividend yield as approximated by a market source, including any adjustments for exchange rates. We use dividend yields consistent with the market pricing of options. Since dividends typically reduce Index Values, a higher dividend yield will lead to a lower expected Index Value.
Strike price – This varies for each derivative investment as follows.
•	For an AMC the strike price is equal to 1.
•	For an OMC:
-	For Index Options without a Participation Rate, the strike price is equal to 1 plus the Cap.
-	For Index Options with a Participation Rate, the strike price is equal to 1 plus the Cap divided by the Participation Rate.
•	For an OMP the strike price is equal to 1 minus the Buffer.
If an Index Option is uncapped, we do not use the OMC.
Notional amount – For Index Options with a Participation Rate, the notional amount reflects the increase in the amount of derivative instruments required within the Proxy Investment due to the Participation Rate. The notional amount varies for each derivative investment as follows:
•	For an AMC or OMC the notional amount is equal to the Participation Rate
                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

•	For an OMP the notional amount is equal to 1
If an Index Option is uncapped, we do not use the OMC.
Interest rate –The interest rate is used to calculate the present value of the strike price from the next Term End Date to the time of calculation. We use interest rates consistent with market pricing of options.
Time remaining – This is equivalent to the portion of time remaining during the Term. It is equal to the number of days in the Term from the Term End Date to the time of the calculation divided by the Term length.
Volatility – The volatility of an Index as approximated using observed option prices by a market source. The volatility is used in determining the likelihood and expected amount that the Index Value will differ from the strike price on the next Index Anniversary. As volatility increases, the value of call and put options generally increase. We use volatility consistent with the market pricing of options.

                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

EXAMPLE: INDEX PERFORMANCE STRATEGY 1-YEAR TERM WITH 10% BUFFER USING S&P 500® INDEX
Assume you purchase a Contract and allocate your total initial Purchase Payment of $10,000 to the Index Option for the Index Performance Strategy 1-year Term with 10% Buffer using S&P 500® Index. On the Term Start Date the Index Option Base is $10,000, the Cap is 12%, the Buffer is 10% and the Index Value is 1,000. Please note that these examples may differ from your actual results due to a variety of market factors.
Term Start Date
On the Term Start Date we calculate the beginning Proxy Value as follows.
Strike price	AMC = 1.00	OMC = 1.12	OMP = 0.90
Index Value	1,000
Term TD return	NA
Time remaining	1.00
Value of derivatives	AMC = 5.10%	OMC = 0.66%	OMP = 3.37%

Beginning Proxy Value = AMC – OMC – OMP = 5.10% – 0.66% – 3.37% = 1.06%
End of month one
Assume the Index Value increased to 1,010 by the end of month one. We calculate the current Proxy Value as follows:
Strike price	AMC = 1.00	OMC = 1.12	OMP = 0.90
Index Value	1,010
Term TD return	1.00%
Time remaining	0.92
Value of derivatives	AMC = 5.41%	OMC = 0.72%	OMP = 2.83%
Current Proxy Value = AMC – OMC – OMP = 5.41% – 0.72% – 2.83% = 1.86%
In this example the Index Value increased since the Term Start Date, which generally increases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (1.86% - 1.06%) = 0.80%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.92) = 0.09%

= [(a) 0.80% + (b) 0.09%] x $10,000 = $89.16

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $89.16 = $10,089.16

                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

End of month one with changes to Proxy Value inputs
Proxy Value inputs can result in a negative Daily Adjustment even with a positive return in the Index. As in the previous example, assume the Index Value increased to 1,010 by the end of month one. In addition, assume changes in volatility, interest rates, and dividend yields impact the value of the derivatives. We calculate the current Proxy Value as follows:

Strike price	AMC = 1.00	OMC = 1.12	OMP = 0.90
Index Value	1,010
Term TD return	1.00%
Time remaining	0.92
Value of derivatives	AMC = 6.37%	OMC = 2.23%	OMP = 3.50%
Current Proxy Value = AMC – OMC – OMP = 6.37% – 2.23% – 3.50% = 0.63%
In this example the Index Value increased since the Term Start Date, which generally increases the Proxy Value. Changes to inputs for valuing derivatives decreased the Proxy Value despite the positive Index return. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (0.63% - 1.06%) = -0.43%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.92) = 0.09%

= [(a) -0.43% + (b) 0.09%] x $10,000 = -$33.76

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$33.76 = $9,966.24
End of month three
Assume the Index Value decreased to 950 by the end of month three. We calculate the current Proxy Value as follows:
Strike price	AMC = 1.00	OMC = 1.12	OMP = 0.90
Index Value	950
Term TD return	-5.00%
Time remaining	0.75
Value of derivatives	AMC = 2.50%	OMC = 0.12%	OMP = 3.99%
Current Proxy Value = AMC – OMC – OMP = 2.50% – 0.12% – 3.99% = -1.61%
In this example the Index Value decreased, which generally decreases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (-1.61% - 1.06%) = -2.67%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.75) = 0.27%

= [(a) -2.67% + (b) 0.27%] x $10,000 = -$240.54

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$240.54 = $9,759.46

                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

End of month six
Assume the Index Value increased to 1100 by the end of month six. We calculate the current Proxy Value as follows:
Strike price	AMC = 1.00	OMC = 1.12	OMP = 0.90
Index Value	1100
Term TD return	10.00%
Time remaining	0.50
Value of derivatives	AMC = 10.33%	OMC = 2.16%	OMP = 0.36%
Current Proxy Value = AMC – OMC – OMP = 10.33% – 2.16% – 0.36% = 7.82%
In this example the Index Value increased, which generally increases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (7.82% - 1.06%) = 6.75%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.50) = 0.53%

= [(a) 6.75% + (b) 0.53%] x $10,000 = $728.51

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $728.51= $10,728.51
Now instead, assume the Index Value decreased to 900 by the end of month six. We calculate the current Proxy Value as follows:
Strike price	AMC = 1.00	OMC = 1.12	OMP = 0.90
Index Value	900
Term TD return	-10.00%
Time Remaining	0.50
Value of derivatives	AMC = 0.72%	OMC = 0.00%	OMP = 4.93%
Current Proxy Value = AMC – OMC – OMP = 0.72% – 0.00% – 4.93% = -4.21%
In this example the Index Value decreased, which generally decreases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (-4.21% - 1.06%) = -5.27%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.50) = 0.53%

= [(a) -5.27% + (b) 0.53%] x $10,000 = -$473.86

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$473.86 = $9,526.14

                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

End of month eleven
Assume the Index Value increased to 1095 by the end of month eleven. We calculate the current Proxy Value as follows:
Strike price	AMC = 1.00	OMC = 1.12	OMP = 0.90
Index Value	1095
Term TD return	9.50%
Time remaining	0.08
Value of derivatives	AMC = 9.37%	OMC = 0.46%	OMP = 0.00%
Current Proxy Value = AMC – OMC – OMP = 9.37% – 0.46% – 0.00% = 8.92%
In this example the Index Value increased, which generally increases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (8.92% - 1.06%) = 7.86%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.08) = 0.97%

= [(a) 7.86% + (b) 0.97%] x $10,000 = $882.86

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $882.86 = $10,882.86

The following table summarizes each month during a 1-year Term with 10% Buffer Index Option, what the hypothetical Proxy Values, Daily Adjustments, and Index Option Values would be for different Index Values. At the end of month one, the table uses the example with initial Proxy Value inputs. At the end of month six, it uses the example where the Index Value is 900.For simplicity we assume the Index Option Base is $10,000 throughout the Term. In reality your Index Option Base changes throughout the Term with the deduction of any partial withdrawal you request and when we deduct applicable contract fees and charges.
Month	Index Values	AMC	OMC	OMP	Proxy Value	Daily Adjustment	Index Option Value
Term Start Date	1,000	5.10%	0.66%	3.37%	1.06%	$0.00	$10,000.00
1	1,010	5.41%	0.72%	2.83%	1.86%	$89.16	$10,089.16
2	975	3.62%	0.29%	3.50%	-0.16%	-$104.73	$9,895.27
3	950	2.50%	0.12%	3.99%	-1.61%	-$240.54	$9,759.46
4	925	1.59%	0.04%	4.60%	-3.05%	-$376.16	$9,623.84
5	850	0.30%	0.00%	8.22%	-7.92%	-$853.97	$9,146.03
6	900	0.72%	0.00%	4.93%	-4.21%	-$473.86	$9,526.14
7	980	2.61%	0.07%	1.62%	0.92%	$47.62	$10,047.62
8	1,015	3.95%	0.14%	0.67%	3.13%	$277.54	$10,277.54
9	1,100	9.95%	1.39%	0.05%	8.51%	$824.60	$10,824.60
10	1,125	12.25%	2.10%	0.00%	10.15%	$996.95	$10,996.95
11	1,095	9.37%	0.46%	0.00%	8.92%	$882.86	$10,882.86
Term End Date	1,080						$10,800.00

                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

EXAMPLE: INDEX PERFORMANCE STRATEGY 3-YEAR TERM WITH 20% BUFFER USING S&P 500® INDEX
This example uses the same assumptions as the Index Option for the Index Performance Strategy 1-year Term  with 10% Buffer using S&P 500® Index example, but with a 3 year Term, 20% Buffer, 50% Cap and 100% Participation Rate, and 20% Buffer. Please note that these examples may differ from your actual results due to a variety of market factors.
Term Start Date
On the Term Start Date we calculate the beginning Proxy Value as follows.
Strike price	AMC = 1.00	OMC = 1.50	OMP = 0.80
Notional amount	AMC = 1.00	OMC = 1.00	OMP = 1.00
Index Value	1,000
Term TD return	NA
Time remaining	1.00
Value of derivatives	AMC = 10.82%	OMC = 0.76%	OMP = 6.97%
Beginning Proxy Value = AMC – OMC – OMP = 10.82% - 0.76% - 6.97% = 3.09%
End of month six
Assume the Index Value increased to 1100 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = 1.50	OMP = 0.80
Notional amount	AMC = 1.00	OMC = 1.00	OMP = 1.00
Index Value	1,100
Term TD return	10.00%
Time remaining	0.83
Value of derivatives	AMC = 15.61%	OMC = 1.28%	OMP = 3.95%
Current Proxy Value = AMC – OMC – OMP = 15.61% - 1.28% - 3.95% = 10.38%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (10.38% - 3.09%) = 7.29%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 3.09% x (1 - 0.83) = 0.51%

= [(a) 7.29% + (b) 0.51%] x $10,000 = $780.33

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $780.33 = $10,780.33

Now instead, assume the Index Value decreased to 900 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = 1.50	OMP = 0.80
Notional amount	AMC = 1.00	OMC = 1.00	OMP = 1.00
Index Value	900
Term TD return	-10.00%
Time remaining	0.83
Value of derivatives	AMC = 5.81%	OMC = 0.16%	OMP = 8.53%
Current Proxy Value = AMC – OMC – OMP = 5.81% - 0.16% - 8.53% = -2.88%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (-2.88% - 3.09%) = -5.97%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 3.09% x (1 - 0.83) = 0.51%
= [(a) -5.97% + (b) 0.51%] x $10,000 = -$545.59
Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$549.59 = $9,454.41
                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

Term Start Date if 3-year Term Index Option is uncapped
This example uses the same assumptions as the prior Term Start Date example, but has no Cap. Because this 3-year Term Index Option is uncapped the OMC is zero.
On the Term Start Date we calculate the beginning Proxy Value as follows.
Strike price	AMC = 1.00	OMC = NA	OMP = 0.80
Notional amount	AMC = 1.00	OMC = NA	OMP = 1.00
Index Value	1,000
Term TD return	NA
Time remaining	1.00
Value of derivatives	AMC = 10.82%	OMC = 0.00%	OMP = 6.97%
Beginning Proxy Value = AMC – OMC – OMP = 10.82% - 0.00% - 6.97% = 3.85%
End of month six
Assume the Index Value increased to 1100 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = NA	OMP = 0.80
Notional amount	AMC = 1.00	OMC = NA	OMP = 1.00
Index Value	1,100
Term TD return	10.00%
Time remaining	0.83
Value of derivatives	AMC = 15.61%	OMC = 0.00%	OMP = 3.95%
Current Proxy Value = AMC – OMC – OMP = 15.61% - 0.00% - 3.95% = 11.66%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (11.66% - 3.85%) = 7.81%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 3.85% x (1 - 0.83) = 0.64%

= [(a) 7.81% + (b) 0.64%] x $10,000 = $845.55

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $845.55 = $10,845.55
Now instead, assume the Index Value decreased to 900 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = NA	OMP = 0.80
Notional amount	AMC = 1.00	OMC = NA	OMP = 1.00
Index Value	900
Term TD return	-10.00%
Time remaining	0.83
Value of derivatives	AMC = 5.81%	OMC = 0.00%	OMP = 8.53%
Current Proxy Value = AMC – OMC – OMP = 5.81% - 0.00% - 8.53% = -2.72%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (-2.72% - 3.85%) = -6.57%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 3.85% x (1 - 0.83) = 0.64%

= [(a) -6.57% + (b) 0.64%] x $10,000 = -$592.50

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$592.5 = $9,407.50
                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

EXAMPLE: INDEX PERFORMANCE STRATEGY 6-YEAR TERM WITH 10% BUFFER USING S&P 500® INDEX
This example uses the same assumptions as the Index Performance Strategy with 3-year Term with 20% Buffer using S&P 500® Index example, but has a 6 year Term, 10% Buffer, no Cap, and a 110% Participation Rate, and 10% Buffer. Please note that these examples may differ from your actual results due to a variety of market factors.
Term Start Date
On the Term Start Date we calculate the beginning Proxy Value as follows.
Strike price	AMC = 1.00	OMC = NA	OMP = 0.90
Notional amount	AMC = 1.10	OMC = NA	OMP = 1.00
Index Value	1,000
Term TD return	NA
Time remaining	1.00
Value of derivatives	AMC = 18.91%	OMC = 0.00%	OMP = 15.47%
Beginning Proxy Value = AMC – OMC – OMP = 18.91% - 0.00% - 15.47% = 3.44%
End of month six
Assume the Index Value increased to 1100 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = NA	OMP = 0.90
Notional amount	AMC = 1.10	OMC = NA	OMP = 1.00
Index Value	1,100
Term TD return	10.00%
Time remaining	0.92
Value of derivatives	AMC = 24.31%	OMC = 0.00%	OMP = 11.94%
Current Proxy Value = AMC – OMC – OMP = 24.31% - 0.00% - 11.94% = 12.37%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (12.37% - 3.44%) = 8.94%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 3.44% x (1 - 0.92) = 0.29%

= [(a) 8.94% + (b) 0.29%] x $10,000 = $922.20

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $922.20 = $10,922.20
Now instead, assume the Index Value decreased to 900 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = NA	OMP = 0.90
Notional amount	AMC = 1.10	OMC = NA	OMP = 1.00
Index Value	900
Term TD return	-10.00%
Time remaining	0.92
Value of derivatives	AMC = 13.18%	OMC = 0.00%	OMP = 18.16%
Current Proxy Value = AMC – OMC – OMP = 13.18% - 0.00% - 18.16% = -4.98%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (-4.98% - 3.44%) = -8.42%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 3.44% x (1 - 0.92) = 0.29%
= [(a) -8.42% + (b) 0.29%] x $10,000 = -$813.35
Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$813.35 = $9,186.65
                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

EXAMPLE: INDEX PROTECTION NY STRATEGY 1-YEAR TERM WITH 30% BUFFER USING S&P 500® INDEX
Assume you purchase a Contract and allocate your total initial Purchase Payment of $10,000 to the Index Option with the Index Protection NY Strategy 1-year Term with 30% Buffer using S&P 500® Index. On the Term Start Date the Index Option Base is $10,000, the Cap is 4%, the Buffer is 30%, and the Index Value is 1,000. Please note that these examples may differ from your actual results due to a variety of market factors.
Term Start Date
On the Term Start Date we calculate the beginning Proxy Value as follows.
Strike price	AMC = 1.00	OMC = 1.04	OMP = 0.70
Index Value	1,000
Term TD return	NA
Time remaining	1.00
Value of derivatives	AMC = 5.10%	OMC = 3.23%	OMP = 0.58%
Beginning Proxy Value = AMC – OMC – OMP = 5.10% - 3.23% - 0.58% = 1.28%
End of month six
Assume the Index Value increased to 1100 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = 1.04	OMP = 0.70
Index Value	1,100
Term TD return	10.00%
Time remaining	0.50
Value of derivatives	AMC = 10.33%	OMC = 7.20%	OMP = 0.01%
Current Proxy Value = AMC – OMC – OMP = 10.33% - 7.20% - 0.01% = 3.12%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (3.12% - 1.28%) = 1.84%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.28% x (1 - 0.50) = 0.64%

= [(a) 1.84% + (b) 0.64%] x $10,000 = $247.88

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $247.88 = $10,247.88
Now instead, assume the Index Value decreased to 900 by the end of month six. We calculate the current Proxy Value as follows.
Strike price	AMC = 1.00	OMC = 1.04	OMP = 0.70
Index Value	900
Term TD return	-10.00%
Time remaining	0.50
Value of derivatives	AMC = 0.72%	OMC = 0.25%	OMP = 0.38%
Current Proxy Value = AMC – OMC – OMP = 0.72% - 0.25% - 0.38% = 0.09%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (0.09% - 1.28%) = -1.19%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.28% x (1 - 0.50) = 0.64%

= [(a) -1.19% + (b) 0.64%] x $10,000 = -$54.92

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$54.92 = $9,945.08
                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99

EXAMPLE: SUMMARY
The following table summarizes hypothetical effects on the Daily Adjustment from the examples above. Percentages shown represent the Daily Adjustment as a percentage of the Index Option Base. Please note that these examples may differ from your actual results due to a variety of market factors.
Strategy	Assumed Rate	Hypothetical Daily Adjustment when the index is up 10% at the end of month six	Hypothetical Daily Adjustment when the index is down 10% at the end of month six
Index Performance Strategy 1-Year Term with 10% Buffer	12% Cap	7.29%	-4.74%
Index Performance Strategy 3-Year Term with 20% Buffer	50% Cap	7.80%	-5.46%
Index Performance Strategy 3-Year Term with 20% Buffer	Uncapped	8.46%	-5.93%
Index Performance Strategy 6-Year Term with 10% Buffer	110% Participation Rate	9.22%	-8.13%
Index Protection NY Strategy 1-Year Term with 30% Buffer	4% Cap	2.48%	-0.55%

                                        Index Advantage New York® (for contracts issued on or after January 1, 2023)     INY-024b (05/24)
Exhibit 99